UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/13/2006

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective July 13, 2006, Huttig Building Products, Inc. ("Huttig") entered into its standard form of executive officer change of control agreement (the "Change of Control Agreement") and its standard form of indemnification agreement (the "Indemnification Agreement") with Mr. Brian Robinson, Huttig's new Vice President - Chief Information Officer. Each agreement is described in more detail below.

Change of Control Agreement

The Change of Control Agreement is for an initial three-year period and provides that if, within three years following a change of control of Huttig, Mr. Robinson is terminated without cause or voluntarily terminates for good reason, he will be entitled to (i) salary and pro rata bonus then due, (ii) a lump sum payment equal to two times his annual salary and bonus, and (iii) the payment of his deferred compensation and accrued vacation. Mr. Robinson will also be entitled to continuation of benefits under Huttig's welfare benefit plans for two years after termination. Huttig has previously entered into Change of Control Agreements with each of its other executive officers.

The description of the Change of Control Agreement set forth above is qualified in its entirety by reference to the terms of the Form of Change of Control Agreement, a copy of which was filed by Huttig as Exhibit 10.1 to its Current Report on Form 8-K filed on April 22, 2005, and which is incorporated herein by reference.

Indemnification Agreement

The Indemnification Agreement requires Huttig to indemnify Mr. Robinson, to the full extent permitted by law, against any and all expenses, judgments, fines, penalties and settlement amounts incurred in connection with any claim against Mr. Robinson arising out of the fact that Mr. Robinson is or was a director, officer, employee, trustee, agent or fiduciary of Huttig or is or was serving in any such capacity with any other entity, at Huttig's request. The Indemnification Agreement also requires Huttig to advance expenses to Mr. Robinson prior to the settlement or final judgment of any such claim, provided that Mr. Robinson agrees to reimburse Huttig if it is ultimately determined that Mr. Robinson is not entitled to be indemnified by Huttig.

The Indemnification Agreement also requires Huttig to maintain directors and officers liability insurance coverage for Mr. Robinson or, to the full extent permitted by law, to indemnify him for the lack of insurance coverage. Huttig has previously entered into Indemnification Agreements with each of its other executive officers and each of its directors.

The description of the Indemnification Agreement set forth above is qualified in its entirety by reference to the terms of the Form of Indemnification Agreement for Executive Officers and Directors, a copy of which was filed by Huttig as Exhibit 10.1 to its Current Report on Form 8-K filed on October 4, 2005, and which is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: July 19, 2006	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary